  Exhibit 99.1

Pacific Energy Development Announces Closing of Acquisition of Producing Acreage in the Permian Basin

Additional Horizontal Well Planned

Houston, Texas, February 4, 2019 – PEDEVCO Corp. d/b/a Pacific Energy Development (NYSE American: PED) (the “Company”) announced today that, effective February 1, 2019, it closed the previously announced acquisition of all operated production and facilities, all related existing infrastructure, and a significant leasehold position from a private operator. These assets are located in the San Andres play on the Northwest Shelf of the Permian Basin situated in eastern New Mexico and are contiguous with the Company’s Chaveroo field acquired in September 2018. The acquisition includes one producing horizontal well and several wells that, with some remedial work, are expected to increase production, as well as a salt water disposal well capable of satisfying the acquired asset’s intermediate-term development needs. The Company plans to begin workover operations on one of the asset’s horizontal wells in early February 2019, and to commence drilling a new horizontal well on this acreage by March 1, 2019, with results anticipated to be announced in Q2 2019.

In addition, the Company is pleased to report that completion operations on its initial four horizontal wells in the Chaveroo field will begin within the week, with the Company expecting to announce peak 30 day IP rates on all four wells by early 2Q 2019. Based upon these results, the Company plans to proceed with a one rig Permian Basin development program starting in early Q3 2019.

Dr. Simon Kukes, the CEO of the Company, commented, "With this closing, we now hold over 45,000 leasehold acres in the Permian Basin, which, together with our existing 12,000 acres in the D-J Basin of Colorado, makes our company one of the most significant players engaged in horizontal development of conventional assets in the U.S. We look forward to continuing the development of our significant acreage position, seeking additional accretive acquisitions in the Permian Basin, and aggressively building the Company.”

About Pacific Energy Development (PEDEVCO Corp.)

PEDEVCO Corp, d/b/a Pacific Energy Development (NYSE American: PED), is a publicly-traded energy company engaged in the acquisition and development of strategic, high growth energy projects in the United States. The Company’s principal assets are its San Andres Asset located in the Northwest Shelf of the Permian Basin in eastern New Mexico, and its D-J Basin Asset located in the D-J Basin in Weld and Morgan Counties, Colorado. Pacific Energy Development is headquartered in Houston, Texas.

Cautionary Statement Regarding Forward Looking Statements

All statements in this press release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Acts”). In particular, when used in the preceding discussion, the words "estimates," "believes," "hopes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Company's control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2017 and subsequently filed Quarterly Reports on Form 10-Q under the heading "Risk Factors". The Company operates in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statements, except as otherwise required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by the Company. Readers are also urged to carefully review and consider the other various disclosures in the Company's public filings with the Securities Exchange Commission (SEC).

Contacts

Pacific Energy Development
1-855-733-3826
PR@pacificenergydevelopment.com